Exhibit 99.1

                               PRESS RELEASE



                                 Contact:
                          Patriot National Bank
                           900 Bedford Street
                           Stamford, CT 06901
                           Charles F. Howell
                           President and CEO
                          Robert F. O'Connell
                               SEVP & CFO
                             (203) 324-7500


FOR IMMEDIATE RELEASE


PATRIOT NATIONAL BANCORP, INC. CONTINUES ITS GROWTH STRATEGY


STAMFORD, CT, MARCH 30, 2004. Patriot National Bancorp, Inc. (NASDAQ Small Cap "PNBK"), the parent of Patriot National Bank, announced that the bank has applied for regulatory approval to establish a new full service branch at 5 River Road, Wilton Center, Wilton CT.

Since 2001 the bank has expanded from three to seven full service branches and has recently received regulatory approval for an eighth branch at 800 Post Road in Darien, CT. The Wilton office will represent the bank's ninth full service branch. Both branches are anticipated to open mid-year 2004.

Furthermore, Patriot is relocating its Connecticut based residential mortgage division to 1177 Summer Street, Stamford, Connecticut, in order to secure the additional space required to support its growth. Formerly known as Pinnacle Financial, the residential mortgage division will adopt the new name "Patriot National Bank Residential Lending Group." The new location will serve as the division's sales, operations and training facility.

Charles F. Howell, President & CEO of Patriot National Bank said that Patriot continues to execute its long term plan of remaining an independent bank and building a high quality community banking and financial services organization.